PRESENTAION TO THE STOCK HOLDERS

                                                                       EXHIBIT 2

                                    CONTENTS

Letter to Shareholder

      o     Comment on history and current actions

      o     Thoughts re the future of Naptau subsequent to re-organization

      o     Biography of Dr. J. Greig, PhD

      o     Recommendation of the Board of Directors

      o     Contact information

Attachments:

      Written Consent of the Shareholders with related Directors Minute to:

            o approve the attached Certificate of Amendment of Certificate of Incorporation amending and increasing the authorized capital stock of the Corporation

            o     approve the Anti-Rollback Provision

            o     approve the Issue Common Shares for Debt

            o     approve the Issue of S-8 Shares for Salary

            o     approve the Issue of Shares to J. Greig

      10Q-SB for the quarter ended March 31, 2003
      (www.sec.gov/edgar/searchedgar/companysearch.html)

      Copies of Consents to be signed and returned with covering check list

      Stamped self-addressed return envelope


Copyright-8/13/03                 Confidential

May 28, 2003

Dear Shareholder:

                     COMMENT ON HISTORY AND CURRENT ACTIONS

Over the last number of years the management of Naptau has actively pursued business opportunities that presented projects and related financing that could utilize a publicly trading vehicle to the advantage of the project and existing shareholders.

All to no avail!

Through the process the opportunity arose where Naptau was able to cultivate the interest of an individual we believe has the background, knowledge, resources and drive to raise the Company to the level of activity its shareholders expect.

This individual is Dr. Jay Greig, Ph.D. of Bellingham, Washington.

Over the past year plus, during our interaction with him trying to develop something that could advance the Company we found that he consistently displayed the desire to build things. Take pieces and put them together in a manner that makes the whole more than the sum of the pieces.

We have advanced our association to where we have convinced him that he could do this utilizing Naptau.

In order to accomplish this, subject to shareholder and regulatory approval, we have agreed to do the following:

      Increase the authorized capital stock of the Company from twenty million common shares to five hundred million (500,000,000) common shares. Authorized preferred stock will remain unchanged at five million (5,000,000).

      Upon the approval of the increase of the authorized capital the Company will:

      a) With the exception of minor ongoing trade accounts payable, clear the debt of the Company by the exchange of common shares from the treasury of the Company with the debt holders, including that owing as accrued salaries. The number of shares to be issued to each debt holder is to be determined based on the median market value of each share being $0.05 per common share. The total number of shares to be issued in the settlement of debt, all except the minor current trade accounts payable including amounts owing the Company's Auditor, is twenty million one hundred fifty-three thousand three hundred twenty-seven shares (20,153,327). This leaves the Company virtually debt free.


Copyright-8/13/03                 Confidential                          Page -1-

      b) As part of the commitment to current share and debt holders the Company has agreed to protect them from any roll back in the number of common shares outstanding of the Company for a period of one year from the effective date of the re-organization.

      c) On the conclusion of the issuance of the shares to the debt holders the Company will issue, from treasury, thirty-nine million common shares to Dr. Jay Greig to confirm his commitment to the Company.

      d) The Board will appoint Dr. Greig, Ludwig Stromeyer and Mike Tomoko to fill vacancies that exist on the Naptau Board of Directors. Due to other commitments Mr. Mear will submit his resignation as Director.

      e) The Directors will then appoint Dr. Greig as President and CEO and Mr. Fix will be replaced as Secretary by Mr. Renyk.

Because this re-organization results in a change in the management and control of the Company we must solicit your (shareholder) approval for certain aspects of the re-organization plan and accordingly we attach several "WRITTEN CONSENT OF THE SHAREHOLDERS" forms with the recommendation of the Directors soliciting your signature approving the reorganization.

                             THOUGHTS OF THE FUTURE

In order for you to assess the transactions the Directors are recommending we have included the following information:

1. The thoughts of Dr. Greig as to how he sees the future of Naptau unfolding subsequent to the re-organization:

      To: Ed Renyk
      From: Dr. J. Greig
      Re: Naptau share issuance and strategy for business development
      Date: April 21, 2003

      Dear Mr. Renyk,

      I am writing this letter to outline my strategy for the activities of Naptau and the overall business plan. I perceive enhancing shareholder value through internal growth as well as from dividends generated from projects which are developed and spun off as independent operating corporate vehicles once they have reached maturity.

      The overall strategy is to utilize Naptau as an acquisition vehicle to acquire companies in the technology sector. Specific technology areas will include video phones (the project that originally brought us together), Internet accessories, Internet billing systems, computer accessories, personal electronics, and home electronics.

      Locating companies who wish to sell their assets or their company for cash will accomplish this.


Copyright-8/13/03                 Confidential                          Page -2-

In order to directly profit from and be able to reflect their revenue sources and value in Naptau, Naptau will acquire these large operating companies in these sectors through debt funding and not by share issuances, thereby maintaining its share structure and value without undue dilution from these acquisitions. I believe my participation in Naptau will enable the Company to arrange the debt financing required to acquire such companies for cash.

More risky transactions and acquisitions will be accomplished through the formation of subsidiary companies under the Naptau umbrella and the merger of these acquisitions into those subsidiaries. Naptau will not suffer dilution because the ownership of the subsidiary is 100%. The subsidiary will suffer the dilution due to the vend in, but Naptau has no risk of dilution and no risk of loss save for the initial loan to the subsidiary.

Naptau will then be the funding vehicle for these subsidiaries. Based on the added value, where it is required to demonstrate an equity requirement for lending institutions, Naptau will raise capital through a small issuance of equity and then debt lines will be established for each subsidiary. Naptau will be responsible for seeding those subsidiaries while the debt round is being arranged. These seed rounds will be repaid with interest by the debt round once the debt round is established. The subsidiary will then be fully funded and will be taken public when mature.

On the public listing, the subsidiary will raise equity to service or replace the debt round and Naptau will be able to participate in that equity round as well a retaining an ongoing interest thereby increasing the value in their ownership of the subsidiary with minimal risk. Naptau will receive dividends when the subsidiary begins to operate at a profit. Naptau will retain control over the boards until the company becomes profitable and then will control a majority of the seats. The company will have the right to issue new stock and perform business transactions as any company would, subject of course to the shareholder votes.

Over time Naptau will amass a portfolio of subsidiary company shares and directly acquired assets and revenue streams which in turn will increase the asset and share value of Naptau and as a result of this increased value allow the Company to capitalize larger and more profitable transactions. The shareholders of Naptau will also benefit from the large asset base and increased revenue streams as these values are reflected in the public market place.


Copyright-8/13/03                 Confidential                          Page -3-

                                  DR. J. GREIG

2.    Background information on Dr. Greig extracted from his web site:
(http://www.jgreigphd.com/):

                                 - Curriculum -

[Photo of
 Dr. Greig
 at Podium]

                  Dr. Greig has been a featured speaker on CNBC, CNN, MoneyLine and MSNBC.

                  Dr. Greig was a regular guest on financial radio programs such as Ed Taxin's Financial Network, Bill Bresnan and the USA Financial Radio Network.

                  Dr. Greig has lectured at many workshops and seminars on topics ranging from the Asian Crisis in 1998 to The European Central Bank. He has spoken at over 235 Conventions, Trade shows and seminars. He has been quoted in the Wall St. Journal, Barrons and Investors Business Daily. Dr. Greig has been published in Forbes and Fortune and many trade magazines.

[Photo of
Dr. Greig in
US Marine
Corps Uniform]

                  Dr. Greig studied at his local college earning credits for both high school and college graduation while attending high school. Dr. Greig graduated Valedictorian from his high school in 1988. At the time he graduated he had accumulated an equivalent of 120 semester credits to his name.

                  Dr. Greig then entered the US Marine Corps where he served until 1991 and received an Honorable Medical Discharge. While in the Marine Corps Dr. Greig worked on finishing his degree in environmental sciences and upon his discharge was able to complete his Bachelors.

                  Upon completion of his Bachelors, Dr. Greig took a position with Omni Financial in Vancouver, B.C. as an analyst working his way up to the senior analyst position by 1994. In 1995 Dr. Greig left and formed Liberty Capital Group to explore the US Over the Counter Market. You may view Dr. Greig's past employment in the Curriculum sections, Vita for resent and Vitae for past.


Copyright-8/13/03                 Confidential                          Page -4-

                               - Curriculum Vita -

2000-Present   Director Chuckanut Capital Management

Bellingham, WA
European fund management for Equity fund trading in U.S. Securities

[Photo of Dr.
 Greig at desk]

                  2001-Present CEO, Founder Chemical Consortium, Inc.

                  Bellingham, WA plant at Longview, WA
                  Chemical Manufacturer for Pulp, Paper and Metal Lubricants and Glycols

                  1999-Present CEO, President

                  Kattet, Inc.

                  Bellingham, WA
                  U.S. retail holding company focused on Music and Video chains in the US 1999 revenues of $680,000 2000 revenues of $1,643,982

1994-Present Nano-Stock

Bellingham, WA
Founder Market Timing E-mail newsletter
27,432 paid subscribers
186,543 unpaid subscribers
1999 revenues of $15.6 million


Copyright-8/13/03                 Confidential                          Page -5-

                              - Curriculum Vitae -

1994-1999   Liberty Capital Group, Inc.

Bellingham, WA: offices in Vancouver, B.C., Lugarno Switzerland, London England, Costa Mesa, CA
President, Founder, CEO
Investment Banking, Business Model
Consulting, Public Relations, Funds management
Firm raised over $300 million total in Investment Banking
The Liberty Letter was read by over 212,000 investors around the world at its height in 1998 (Asset was sold in 1999)
56 Total clients
Total revenues of $74.2 million from activities

1991-1994 Omni Financial Group

Vancouver, B.C.
Analyst, Investment Banker, Consultant
Responsible for analysis of environmental and mineralogical companies and assay reports. Funded over $28 million for small junior mining and environmental firms through public offerings.

Education:

[Picture of
Oxford University
Buildings.]


                  2000 Doctorate of Philosophy, Summa Cum Laude

                  Oxford International Studies
                  Banking and Finance, emphasis on international banking standards
                  Dissertation on European Central Bank's money supply and a model and plan for optimization of currency valuations

1996 Masters of Finance, Summa Cum Laude Oxford International Studies

Thesis: Optimization model for evaluating cash position vs. stock valuation for optimization of valuations

1994   Bachelors of Arts, Summa Cum Laude

Oxford International Studies
Finance Major
Economics Minor

1991 Bachelors in Science

Lower Columbia College
Environmental Sciences Major
Geochemical Sciences Minor


Copyright-8/13/03                 Confidential                          Page -6-

                    RECOMMENDATIONS OF THE BOARD OF DIRECTORS

We believe the above outlined steps will advance the Company to the level that is required for it to become a factor in public market. We recommend the above actions and ask that you sign the attached copies of the WRITTEN CONSENT forms and return them together with the enclosed cover sheet to the Company in the enclosed stamped and addressed envelope.

                               CONTACT INFORMATION

If you wish further information on any of the above points please feel free to contact myself at telephone 604-277-5252, fax 604-277-5282 or email erenyk@shaw.ca

Naptau Gold Corporation


/s/ E. D. Renyk                                      /s/ Larry Fix
----------------------------------------             ---------------------------
per E. D. Renyk, C.A., President / C.E.O             per Larry Fix, Secretary
Director                                             Director


/s/ Lloyd Mear
----------------------------------------
per Lloyd Mear,
Director


Encls.


Copyright-8/13/03                 Confidential                          Page -7-

                                 WRITTEN CONSENT
                                     OF THE
                                  SHAREHOLDERS
                                       OF
                             NAPTAU GOLD CORPORATION

      The Shareholders of NAPTAU GOLD CORPORATION (hereinafter referred to as the "Corporation"), a Delaware corporation, acting by written consent under
Section 228 of the General Corporation Law of the State of Delaware, hereby waive any notice requirements and further hereby approve the attached Certificate of Amendment of Certificate of Incorporation amending and increasing the authorized capital stock of the Corporation to Five Hundred Million (500,000,000) shares of common voting stock having a par value of one mill ($0.001) each, and Five Million (5,000,000) shares of preferred stock having a par value of one mill ($0.001) each.

This resolution can be signed individually and have the effect cumulatively and faxed signatures are acceptable.


SHAREHOLDERS:

                                                   DATE:
---------------------------------                       ------------------------

                                   RESOLUTION
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                             NAPTAU GOLD CORPORATION

      The Directors of NAPTAU GOLD CORPORATION (hereinafter referred to as the "Corporation"), a Delaware corporation, acting by unanimous consent, hereby adopt the following resolutions and hereby consent to the actions taken set forth herein.

1. Board of Directors Vote to Approve Certificate of Amendment of Certificate of Incorporation.

      RESOLVED that the Board of Directors do hereby unanimously approve the attached Certificate of Amendment of Certificate of Incorporation amending and increasing the authorized capital stock of the Corporation to Five Hundred Million (500,000,000) shares of common voting stock having a par value of one mill ($0.001) each, and Five Million (5,000,000) shares of preferred stock having a par value of one mill ($0.001) each. In addition, the Board of Directors hereby recommend and advise such Certificate of Amendment of Certificate of Incorporation to the Shareholders for a vote of their own.

2.    Authority To Execute Certificate of Amendment of Certificate of
      Incorporation.

      RESOLVED that the President of the Corporation is hereby authorized on behalf of the Corporation to execute the attached Certificate of Amendment of Certificate of Incorporation after approval by the requisite number of Shareholders. In addition, the President of the Corporation is hereby authorized to take all actions necessary to file such Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware.

DATED this 28th day of May, 2003

DIRECTORS:

/s/ E. D. Renyk                                      /s/ Larry Fix
----------------------------------------             ---------------------------
E.D. RENYK, Director                                 LARRY FIX, Director



/s/ Lloyd Mear
----------------------------------------
LLOYD MEAR, Director

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             NAPTAU GOLD CORPORATION

      NAPTAU GOLD CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: That all of the Directors of said corporation, by a written consent given in accordance with the provisions of ss.141(f) of the General Corporation Law of Delaware (Title 8, Chapter 1), duly adopted resolutions proposing and declaring advisable the following Amendment to the Certificate of Incorporation of said corporation:

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the FOURTH Article thereof numbered so that, as amended, said Article shall be and is so read as follows:

      FOURTH: "The aggregate number of shares of stock which the corporation shall have authority to issue is five hundred five million (505,000,000), which are divided into five million (5,000,000) shares of Preferred Stock of a par value of one mill ($0.001) each and five hundred million (500,000,000) shares of Common Stock of a par value of one mill ($0.001) each, which shares of stock may be issued from time to time in one or more classes or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by the board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions, providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors pursuant to authority hereby vested in it."


                                                                           ....2

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of ss.228 of the General Corporation Law of the State of Delaware (Title 8, Chapter 1) and said written consent was filed with the corporation.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of ss.ss.242 and 228 of the General Corporation Law of Delaware (Title 8, Chapter 1).

      FOURTH: That the capital of said corporation will not be reduced under or by reason of said Amendment.

      IN WITNESS WHEREOF, this Certificate of Amendment has been executed this 28th day of May, 2003.

Naptau Gold Corporation

/s/ E. D. Renyk
-----------------------------------
E.D. Renyk, C.A.
President and Chairman of the Board

                                 WRITTEN CONSENT
                                     OF THE
                                  SHAREHOLDERS
                                       OF
                             NAPTAU GOLD CORPORATION

         The Shareholders of NAPTAU GOLD CORPORATION (hereinafter referred to as the "Corporation"), a Delaware corporation, acting by written consent under
Section 228 of the General Corporation Law of the State of Delaware, hereby waive any notice requirements and further hereby approve the Anti-Rollback Provision as set forth in the attached Resolution of the Board of Directors of the Corporation.

This resolution can be signed individually and have the effect cumulatively and faxed signatures are acceptable.


SHAREHOLDERS:

                                                   DATE:
---------------------------------                       ------------------------

                                   RESOLUTION
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                             NAPTAU GOLD CORPORATION

      The Directors of NAPTAU GOLD CORPORATION (hereinafter referred to as the "Corporation"), a Delaware corporation, acting by unanimous consent, hereby adopt the following resolutions and hereby consent to the actions taken set forth herein.

1.    Anti-Rollback Provision.

      RESOLVED that the Board of Directors do hereby unanimously approve an Anti-Rollback provision to be immediately attached to each and every share of the Corporation, (issued, to be issued, and in treasury) disallowing any rollback on such share(s) for a period of one year from the date of this resolution. In addition, the Board of Directors hereby recommends and advises such Anti-Rollback Provision to the Shareholders for a vote of their own.

2.    Authority to Execute.

      RESOLVED that the President of the Corporation is hereby authorized on behalf of the Corporation to effectuate the Anti-Rollback Provisions after approval by the requisite number of Shareholders.

DATED this 28th day of May 2003


DIRECTORS:

/s/ E. D. Renyk                                      /s/ Larry Fix
----------------------------------------             ---------------------------
E.D. RENYK, Director                                 LARRY FIX, Director


/s/ Lloyd Mear
----------------------------------------
LLOYD MEAR, Director

                                 WRITTEN CONSENT
                                     OF THE
                                  SHAREHOLDERS
                                       OF
                             NAPTAU GOLD CORPORATION

      The Shareholders of NAPTAU GOLD CORPORATION (hereinafter referred to as the "Corporation"), a Delaware corporation, acting by written consent under
Section 228 of the General Corporation Law of the State of Delaware, hereby waive any notice requirements and further hereby approve the Issue Common Shares for Debt as set forth in the attached Resolution of the Board of Directors of the Corporation.

This resolution can be signed individually and have the effect cumulatively and faxed signatures are acceptable.


SHAREHOLDERS:

                                                   DATE:
---------------------------------                       ------------------------

                                   RESOLUTION
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                             NAPTAU GOLD CORPORATION

      The Directors of NAPTAU GOLD CORPORATION (hereinafter referred to as the "Corporation"), a Delaware corporation, acting by unanimous consent, hereby adopt the following resolutions and hereby consent to the actions taken set forth herein.

1.    Board of Directors Vote to Issue Common Shares for Debt Resolution.

         RESOLVED that the Board of Directors do hereby unanimously approve the issuance of 6,053,327 common shares to the below referenced shareholders/parties for debt resolution of $302,667, to be issued at the fair market share rate of five cents per share. In addition, the Board of Directors hereby recommends and advises the issuance of the 6,053,327 common shares to the Shareholders for a vote of their own.

2.    Authority To Execute.

      RESOLVED that the President of the Corporation is hereby authorized on behalf of the Corporation to take all actions necessary to complete the issuance of such common shares after approval by the requisite number of Shareholders.

      NAME OF PARTY                                               NUMBER OF SHARES TO BE ISSUED
      -------------                                               -----------------------------
      A. E.D. Renyk                                        644,480       shares of common stock
         (Debt of Loans =                   $32,224.)
      B. Lloyd Mear                                        955,298       shares of common stock
         (Debt of Loans =                   $47,765.)
      C. TG Group CTO, CL                                1,857,480       shares of common stock
         (Debt of Gold Contracts =          $92,874.)
      D. Byron B. Timberlake                               899,660       shares of common stock
         (Debt of Gold Contracts =          $44,983.)
      E.   Gwen Resources
         International Inc.                                939,000       shares of common stock
         (Debt of Loans =                   $46,950.)
      F. John McIntyre                                     281,418       shares of common stock
         (Debt of Loans =                   $14,071.)
      G. KPMG                                              450,991       shares of common stock
         (Debt of Loans =                   $22,550.)
      H. Liberty Trust Co.                                  22,000       shares of common stock
         (Debt of trade account =            $1,100.)
      I. W.G.T. Consultants                                  3,000       shares of common stock
         (Debt of trade account =              $150.)

DATED this 28th day of May 2003

DIRECTORS:

/s/ E. D. Renyk                                      /s/ Larry Fix
----------------------------------------             ---------------------------
E.D. RENYK, Director                                 LARRY FIX, Director


/s/ Lloyd Mear
----------------------------------------
LLOYD MEAR, Director

                                 WRITTEN CONSENT
                                     OF THE
                                  SHAREHOLDERS
                                       OF
                             NAPTAU GOLD CORPORATION

      The Shareholders of NAPTAU GOLD CORPORATION (hereinafter referred to as the "Corporation"), a Delaware corporation, acting by written consent under
Section 228 of the General Corporation Law of the State of Delaware, hereby waive any notice requirements and further hereby approve the Issue of S-8 Shares for Salary as set forth in the attached Resolution of the Board of Directors of the Corporation.

This resolution can be signed individually and have the effect cumulatively and faxed signatures are acceptable.


SHAREHOLDERS:

                                                   DATE:
---------------------------------                       ------------------------

                                   RESOLUTION
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                             NAPTAU GOLD CORPORATION

      The Directors of NAPTAU GOLD CORPORATION (hereinafter referred to as the "Corporation"), a Delaware corporation, acting by unanimous consent, hereby adopt the following resolutions and hereby consent to the actions taken set forth herein.

1.    Board of Directors Vote to Issue S-8 Shares for Salary Resolution.

      RESOLVED that the Board of Directors do hereby unanimously approve the issuance of S-8 shares to the below referenced officer/employee for resolution of his accrued outstanding salary up to and including April 30, 2003, to be issued at the fair market share rate of five cents per share. In addition, the Board of Directors hereby recommends and advises the issue of S-8 shares for salary to the Shareholders for a vote of their own.

2.    Authority To Execute.

      RESOLVED that the President of the Corporation is hereby authorized to take all actions necessary to complete the issuance of such S-8 shares after approval by the requisite number of Shareholders.

      NAME OF PARTY                     NUMBER OF SHARES TO BE ISSUED
      -------------                     ----------------------------------------
      E.D. Renyk,                       14,100,000        shares of common stock

            (Debt of Accrued Salary = $705,000.)


DATED this 28th day of May 2003.


DIRECTORS:

ABSTAINED FROM VOTING                                /s/ Larry Fix
----------------------------------------             ---------------------------
E.D. RENYK, Director                                 LARRY FIX, Director


/s/ Lloyd Mear
----------------------------------------
LLOYD MEAR, Director

                                 WRITTEN CONSENT
                                     OF THE
                                  SHAREHOLDERS
                                       OF
                             NAPTAU GOLD CORPORATION

      The Shareholders of NAPTAU GOLD CORPORATION (hereinafter referred to as the "Corporation"), a Delaware corporation, acting by written consent under
Section 228 of the General Corporation Law of the State of Delaware, hereby waive any notice requirements and further hereby approve the Issue of Shares to
J. Greig as set forth in the attached Resolution of the Board of Directors of the Corporation.

This resolution can be signed individually and have the effect cumulatively and faxed signatures are acceptable.


SHAREHOLDERS:

                                                   DATE:
---------------------------------                       ------------------------

                                   RESOLUTION
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                             NAPTAU GOLD CORPORATION

         The Directors of NAPTAU GOLD CORPORATION (hereinafter referred to as the "Corporation"), a Delaware corporation, acting by unanimous consent, hereby adopt the following resolutions and hereby consent to the actions taken set forth herein.

1. Board of Directors Vote to Issue Shares to J. Greig.
         RESOLVED that the Board of Directors do hereby unanimously approve the issuance of 39 Million shares (Rule 144 restricted) to J. Greig for the following consideration which has been deemed acceptable by the Board of Directors. Such consideration is to induce Dr. Greig to enter into a five year employment contract with, and to assume the presidency of the Company, subject to the approval of the Shareholders to the increase in authorized shares of the Corporation. 2. Authority To Execute.
         RESOLVED that the President of the Corporation is hereby authorized to take all actions necessary to complete the issuance of such 39 Million shares (Rule 144 restricted) to J. Greig after approval by the requisite number of Shareholders. 3. Addition of Three New Directors.
         RESOLVED that the Board of Directors do hereby unanimously approve the addition of two new directors to the Board of Directors. The two new directors are: J. Greig and Ludwig Stromeyer. Upon appointment of the two new directors, Lloyd Mear shall resign as a director of the Corporation. Pursuant to Article II, Section 3, of the Bylaws of the Corporation, Shareholder approval is not required to fill vacant or newly created directorships.

         DATED this 28th day of May 2003

DIRECTORS:

/s/ E. D. Renyk                                               /s/ Larry Fix
----------------------------------------             ---------------------------
E.D. RENYK, Director LARRY FIX, Director


/s/ Lloyd Mear
----------------------------------------
LLOYD MEAR, Director